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                                                                    EXHIBIT 16.1

                                                            [Andersen logo here]


May 9, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 3, 2002 of Amedisys, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc:      Mr. Larry Graham, Interim CFO, Amedisys, Inc.